As filed with the Securities and Exchange Commission on November 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7510 (Primary Standard Industrial Classification Code Number)	61-1770902 (I.R.S. Employer Identification Number)

8501 Williams Road

Estero, Florida 33928

Telephone: (239) 301-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. David Galainena

Executive Vice President, General Counsel and Secretary

Hertz Global Holdings, Inc.

8501 Williams Road

Estero, Florida 33928

(239) 301-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gregory Pryor Colin Diamond Andrew J. Ericksen David M. Johansen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 + 1 (212) 819-8200	Roxane F. Reardon John C. Ericson John G. O’Connell Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 +1 (212) 455-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260290

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	8,533,000	$29.00	$247,457,000	$22,939.26

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260290).
(2)	Based on the public offering price per share.
(3)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously registered securities having a proposed maximum aggregate offering price of $1,237,285,000 in its Registration Statement on Form S-1, as amended (File No. 333-260290), which was declared effective by the Securities and Exchange Commission on November 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $247,457,000 is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 8,533,000 additional shares of common stock of Hertz Global Holdings, Inc. (the “Registrant”), par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260290) (the “Prior Registration Statement”), initially filed by the Registrant on October 15, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 8, 2021. The required opinion of counsel and related consent and accountants’ consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-260290) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of White & Case LLP.
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.
23.3	Consent of White & Case LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Estero, Florida on November 8, 2021.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Kenny Cheung
Name:	Kenny Cheung
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature/Name	Position	Date

*	Interim Chief Executive Officer and Director
Mark Fields	(Principal Executive Officer)	November 8, 2021

/s/ Kenny Cheung	Executive Vice President and Chief Financial Officer
Kenny Cheung	(Principal Financial Officer)	November 8, 2021

*	Senior Vice President and Chief Accounting Officer
Alexandra Brooks	(Principal Accounting Officer)	November 8, 2021

*	Chairperson	November 8, 2021
M. Gregory O’Hara

*	Vice-Chairperson	November 8, 2021
Thomas Wagner

Signature/Name		Position	Date

*		Preferred Stock Director	November 8, 2021
Christopher Lahoud

*		Director	November 8, 2021
Colin Farmer

*		Director	November 8, 2021
Jennifer Feikin

*		Director	November 8, 2021
Vincent Intrieri

*		Director	November 8, 2021
Evelina Vougessis Machas

*		Director	November 8, 2021
Andrew Shannahan

*By:	/s/ Kenny Cheung
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of White & Case LLP.
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.
23.3	Consent of White & Case LLP (included in Exhibit 5.1).